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                                                                      Exhibit 11
                                         TRW
                    COMPUTATION OF EARNINGS PER SHARE - UNAUDITED

                        (In Millions Except Per Share Amounts)




                                                        Six Months Ended June 30
                                                        ------------------------
PRIMARY                                                       1996      1995
                                                              ----      ----
Net earnings                                               $ 247.5   $ 237.8
Less preference dividend requirements                          0.3       0.4
                                                            --------  --------
Net earnings applicable to common shares
    and common share equivalents                           $ 247.2   $ 237.4
                                                            --------  --------
                                                            --------  --------

Average common shares outstanding                             65.3      65.0
Stock options and performance share rights,
    based on the treasury stock method using
    average market price                                       1.5       1.3
                                                            --------  --------
Average common shares and common share
    equivalents                                               66.8      66.3
                                                            --------  --------
                                                            --------  --------
Primary earnings per share                                    $3.70     $3.58
                                                            --------  --------
                                                            --------  --------
FULLY DILUTED
Net earnings applicable to common shares and
    common share equivalents                               $ 247.2   $ 237.4

Dividends assuming conversion of other
    dilutive securities:   (A)
       Dilutive preference dividends                           0.3       0.4
                                                            --------  --------
Net earnings applicable to fully diluted shares            $ 247.5   $ 237.8
                                                            --------  --------
                                                            --------  --------

Average common shares outstanding                             65.3      65.0

Common shares assuming conversion of
     other dilutive securities:   (A)
        Dilutive preference shares                             0.6       0.6

        Stock options and performance share rights,
            based on the treasury stock method using
            closing market price if higher than
            average market price                               1.5       1.8
                                                            --------  --------

Average fully diluted shares                                  67.4      67.4
                                                            --------  --------
                                                            --------  --------

Fully diluted earnings per share                            $  3.67   $  3.53


                                                            --------  --------
                                                            --------  --------


(A) Assuming the conversion of the Serial Preference Stock II - Series 1 and Series 3.